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                                                                 EXHIBIT 4.04.01


                AMENDMENT NO. 1 TO SECURITIES PURCHASE AGREEMENT



                  This Amendment No. 1 to SECURITIES PURCHASE AGREEMENT (the "Amendment"), dated as of May 16, 2002, amends the Security Purchase Agreement dated as of December 7, 2001 (the "Agreement"), by and among CSK Auto Corporation, a Delaware corporation, with headquarters located at 645 E. Missouri Avenue, Suite 400, Phoenix, Arizona 85012 (the "Company"), LB I Group Inc. ("LB I") and Investcorp CSK Holdings LP ("Investcorp CSK" and with LB I, each a "Buyer" and collectively, the "Buyers").

                                    WHEREAS:


                  A. Pursuant to the Agreement, the Company sold to Investcorp CSK and Lehman Brothers Inc. (as assignee of LB I) on December 21, 2001 (the "Closing Date'") (i) $50 million principal amount of its 7% Convertible Subordinated Debentures (the "Debentures"), which are convertible into shares of the Company's common stock, par value $0.01 per share (the "Common Stock") (as converted, the "Conversion Shares"), and (ii) associated warrants (the "Make-Whole Warrants") to purchase shares of Common Stock (as exercised, the "Warrant Shares"). As of the date hereof, Lehman Brothers Inc. re-assigned back to LB I all of Lehman Brothers Inc.'s rights and obligations under the Agreement, the Amended Registration Rights Agreement (as defined below) and related documents, and all of its interests in the Debentures and Make-Whole Warrants.

                  B. Contemporaneously with the execution and delivery of the Agreement, the Company and the Buyers executed a Registration Rights Agreement (the "Registration Rights Agreement"), pursuant to which the Company agreed (i) to file a registration statement (herein referred to as the "Primary Registration Statement") within 30 days of the Closing Date, registering for resale at least 12.7 million shares of Common Stock, which shares included the Conversion Shares, shares payable in lieu of cash interest payments on the Debentures, and the Warrant Shares, and (ii) to use its best efforts to have the Primary Registration Statement be declared effective by the U.S. Securities and Exchange Commission (the "SEC") within 120 days of its filing.

                  C. Pursuant to comments by the SEC concerning the Primary Registration Statement, the issuance of the Warrant Shares is deemed by the SEC to be subject to certain conditions precedent and thus cannot be registered for resale in the Primary Registration Statement, and the Company and the Buyers have therefore entered into an Amended and Restated Registration Rights Agreement, dated as of the date hereof (the "Amended Registration Rights Agreement"). The Amended Registration Rights Agreement excludes the Warrant Shares from the Primary Registration Statement and requires the Company to file an additional Registration Statement (as defined in the Amended Registration Rights Agreement) within two Business Days of the Make-Whole Date (as defined in the Debentures), registering for resale any
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Make-Whole Securities (as defined in the Amended Registration Rights Agreement)
issued or issuable on the Make-Whole Date.

                  D. The Company and the Buyers wish to amend and update the Agreement to ensure that it is consistent with the terms of the Amended Registration Rights Agreement;

                  NOW THEREFORE, in consideration of the mutual promises, covenants and conditions hereinafter set forth, the parties hereto agree as follows:

         1. Definitions. All capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Agreement.

         2. Amendment.

                  A. All references in the Agreement to the Registration Rights Agreement shall be read to refer to the Amended Registration Rights Agreement.

                  B. Section 4(s) of the Agreement shall be deleted and replaced with the following language:

                           (s) Registration Rights.

                           (i) Until a "Registration Statement" (as defined in the Amended Registration Rights Agreement) covering the Registrable Securities is declared effective by the SEC, the Company will not grant registration rights with respect to the Common Stock to any stockholder which are preferential to the rights of the Buyers under the Amended Registration Rights Agreement with respect to the registration of the Registrable Securities; and

                           (ii) If the Company is required under the Amended Registration Rights Agreement to file a Registration Statement registering for resale any Make-Whole Securities (as defined in the Amended Registration Rights Agreement), between the Make-Whole Date (as defined in the Debenture) and the time such Registration Statement covering the Make-Whole Securities is declared effective by the SEC, the Company will not grant registration rights with respect to the Common Stock to any stockholder which are preferential to the rights of the Buyers under the Amended Registration Rights Agreement with respect to the Make-Whole Securities;


         3. Company Representations and Warranties. The Company represents and warrants to each of the Buyers that:

                  A. The Company has received all consents and waivers necessary to give effect to the rights of the Buyers contained in the Amended Registration Rights Agreement.


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                  B. As of the date hereof, the Company meets the requirements for use of Form S-3 for registration of the resale of Registrable Securities (as defined in the Amended Registration Rights Agreement) or Make-Whole Securities, as the case may be.

                  C. Each affiliate of Investcorp S.A. that is a stockholder of the Company ("Investcorp"), and The Carmel Trust and each of its affiliates that are stockholders of the Company ("Carmel"), have waived in writing any piggyback registration rights they may have with respect to any Company securities they hold in connection with the registration of Registrable Securities or Make-Whole Securities pursuant to the Amended Registration Rights Agreement, as the case may be. Additionally, each of Investcorp and Carmel has agreed to waive the Company's requirement to file a registration statement in response to any exercise of registration rights by either Investcorp or Carmel (i) until the registration of the Registrable Securities issuable to LB I has been declared effective by the SEC; and (ii) in the event the Company is required to file a Registration Statement registering for resale any Make-Whole Securities, from the Make-Whole Date until any such Registration Statement has been declared effective by the SEC (collectively, the "Registration Rights Waivers").

                  D. The Company has secured the listing of the Registrable Securities and the Make-Whole Securities upon each national securities exchange and automated quotation system, if any, upon which shares of Common Stock are listed (subject to official notice of issuance).

         4. Covenants.

                  A. The Company covenants to each Buyer that true and complete copies of the Registration Rights Waivers (collectively, the "Amended Registration Rights Waiver Agreements") have been provided to each Buyer. Without the prior written consent of LB I, the Company shall not modify, amend, terminate or waive any of its rights under the Amended Registration Rights Waiver Agreements.

                  B. The Company covenants to each Buyer that it shall maintain, so long as any other shares of Common Stock shall be so listed, the listing of all Registrable Securities and Make-Whole Securities from time to time issuable under the terms of the Transaction Documents upon each national securities exchange and automated quotation system, if any, upon which shares of Common Stock are listed.

         5. Miscellaneous.

                  A. Effect of Amendment. Except as specifically provided herein, the Agreement is in all respects ratified and confirmed. All of the terms, conditions and provisions of the Agreement as hereby amended shall be and remain in full force and effect.

                  B. Entire Agreement. This Amendment, together with the unaltered portions of the Agreement, embodies the entire agreement and understanding of the


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                           parties hereto and supersedes all prior agreements
                           and understandings relating to the subject matter hereof.

                  C. Duplicate Originals. This Amendment may be executed in as many counterparts as may be necessary or convenient, and each of which, when so executed, shall be deemed to be an original, but all such counterparts shall constitute but one and the same agreement.


                            [Signature Pages Follow]


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                  IN WITNESS WHEREOF, the Buyers and the Company have caused this Amendment No. 1 to Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:                                BUYERS:

CSK AUTO CORPORATION                        LB I GROUP INC.


By: /s/ Martin Fraser                      By: /s/ Kevin R. Genirs
    -----------------------------              ---------------------------------
    Name:  Martin Fraser                       Name:  Kevin R. Genirs
    Title: President and Chief Operating      Title:  Vice President
           Officer





                   [Additional Buyers Signature Page Follows]
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Additional Buyers Signature Page to Amendment No. 1 to Securities Purchase
Agreement



                                            INVESTCORP CSK HOLDINGS L.P.

                                            By:/s/ Ebrahim H. Ebrahim
                                               ---------------------------------
                                               Name:   Ebrahim H. Ebrahim
                                               Title:  Authorized Representative